EXHIBIT 99.1

Colony Bankcorp, Inc. Announces Third Quarter Results

FITZGERALD, Ga., Oct. 22, 2015 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported net income available to shareholders of $1,606,000, or $0.19 per diluted share for the third quarter of 2015 compared to $1,384,000, or $0.16 per diluted share for the comparable 2014 period, while net income available to shareholders for nine month period ended September 30, 2015 was $4,414,000, or $0.52 per diluted share compared to $3,533,000, or $0.42 per share for the comparable 2014 period. This increase of 24.94 percent in net income for the comparable nine month period was primarily driven by a reduction in provision for loan losses, an increase in noninterest income and a reduction in noninterest expense. "In addition to solid earnings, we also are pleased to report asset quality improvement and continued loan growth. Total non-performing assets were $24.57 million at September 30, 2015 which is a reduction of 6.09 percent from the prior quarter end. Though economic recovery has been less than robust, we have seen our loans increase for the fifth consecutive quarter. Total loans, net of reserves increased to $763.85 million at September 30, 2015 compared to $742.93 a year ago," said Ed Loomis, President and Chief Executive Officer. "Noteworthy during the quarter was approval by regulatory agencies to redeem 4,833 shares of preferred stock at par. This redemption of $4.833 million reduces our preferred stock 17.26 percent and on an annual basis reduces our dividend payment by $435 thousand. It is our intent to redeem additional shares of preferred stock prior to year end."

Capital

Colony continues to maintain a strong regulatory capital position to be categorized as "well-capitalized" by regulatory benchmarks. At September 30, 2015, the Company's tier one leverage ratio, tier one and total risk-based capital ratios were 11.14 percent, 15.36 percent and 17.01 percent, respectively, compared to 11.18 percent, 16.78 percent  and 17.95 percent, respectively, at December 31, 2014 and to 11.01 percent, 16.51 percent and 17.76 percent, respectively, at September 30, 2014. Effective January 1, 2015, new regulatory regulations (commonly referred to as Basel III capital regulation) required new risk-weighting of certain assets and an additional capital ratio to be calculated. The common equity tier one capital ratio at September 30, 2015 of 10.09 percent exceeded the minimum requirement of 4.50 percent.   The Company's capital ratios were all in excess of regulatory minimums required to be classified as "well-capitalized".

Net Interest Margin

During the third quarter of 2015, the Company reported net interest income of $9.50 million and a net interest margin of 3.58 percent compared to $9.74 million and 3.73 percent, respectively, for third quarter 2014, while net interest income for nine months ended September 30, 2015 was $27.95 million and a net interest margin of 3.48 percent compared to $28.46 million and 3.60 percent, respectively, for the comparable 2014 period.   The low interest rate environment continues to be challenging for the banking industry. The company continues to focus on maximizing its net interest margin through deposit and loan pricing and balance sheet restructuring.  We await Federal Reserve action to modestly begin the process of increasing interest rates from their record lows though this appears to be pushed back into 2016.

Asset Quality

The Company continues to monitor our substandard and non-performing assets and focus on problem asset resolution. Substandard assets that include non-performing assets totaled $43.02 million at September 30, 2015 compared to $43.29 million and $43.49 million, respectively, at December 31, 2014 and September 30, 2014. Substandard assets adjusted for SBA guarantees to tier one capital plus loan loss reserve ratio was 31.73%, 32.39% and 30.23%, respectively, at September 30, 2015, December 31, 2014 and September 30, 2014. The current quarter was slightly impacted due to the reduction in capital associated with the $4.833 million preferred stock redemption. Non-performing assets decreased from the previous quarter end to $24.57 million or 3.17 percent of total loans and other real estate owned as of September 30, 2015. This compares to $28.74 million or 3.80 percent and $24.01 million or 3.18 percent, respectively, as of December 31, 2014 and September 30, 2014.   With continued economic recovery and stabilization, we anticipate further reduction in our substandard assets.

Other real estate ("OREO") totaled $11.00 million at September 30, 2015 compared to $10.40 million and $10.83 million, respectively, at December 31, 2014 and September 30, 2014.   Activity during the third quarter  reflects a decrease of $1.03 million, or 8.56 percent reduction from the previous quarter end. Colony has established a target of twelve months to liquidate improved properties due to the high carrying cost of taxes, insurance, maintenance and repairs associated with holding these properties on our books.

In the third quarter of 2015 net charge-offs were $328 thousand, or 0.04 percent of average loans as compared to net charge-offs of $1.18 million, or 0.16 percent of average loans in third quarter 2014, while year to date 2015 net charge-offs were $1.14 million, or 0.15 percent of average loans as compared to net charge-offs of $3.33 million, or 0.45 percent of average loans for the comparable 2014 period. The loan loss reserve was $8.40 million or 1.10 percent of total loans on September 30, 2015 compared to $8.80 million or 1.18 percent and $9.79 million or 1.32 percent, respectively, at December 31, 2014 and September 30, 2014. Loan loss reserve methodology resulted in three months ended September 30, 2015 provision for loan losses of $250 thousand compared to $500 thousand for the comparable 2014 period, while year to date 2015 provision for loan losses was $741 thousand compared to $1.31 million for the comparable 2014 period.

Noninterest Income

Total noninterest income increased modestly in the comparable periods as noninterest income for nine months ended September 30, 2015 was $6.80 million compared to $6.72 million in the comparable 2014 period, or an increase of 1.27 percent.  Mortgage fee income was primarily attributable for the increase with an increase of $74 thousand or 23.79 percent.

Noninterest Expense

Total noninterest expense decreased in the comparable periods as noninterest expense for nine months ended September 30, 2015 was $24.94 million compared to $25.69 million for the comparable 2014 period, or a decrease of 2.92 percent.  Improved asset quality is attributable for much of the reduction with a significant decrease in credit-related expenses. Repossession and foreclosure expense decreased from $711 thousand to $516 thousand for the comparable periods and loss on sale of OREO properties decreased from $1.12 million to $365 thousand. Salaries and employee benefit expenses remained relatively flat with an increase of 0.92 percent. Occupancy expense was also relatively flat with a decrease of 1.08 percent.  The efficiency ratio improved to 71.61 percent for nine months ended September 30, 2015 compared to 72.85 percent for the comparable 2014 period, or a decrease of 1.70 percent.   The company continues to explore opportunities to further improve its' operating efficiency.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank. Colony Bank conducts a general full service commercial, consumer and mortgage banking business through twenty-nine offices located in the central, southern and coastal Georgia cities of Albany, Ashburn, Broxton, Centerville, Chester, Columbus, Cordele, Douglas, Eastman,

Fitzgerald, Leesburg, Moultrie, Pitts, Quitman, Rochelle, Savannah, Soperton, Sylvester, Thomaston, Tifton, Valdosta and Warner Robins, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq Global Market under the symbol "CBAN".

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.    Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	09/30/15	09/30/14	09/30/15	09/30/14
Net Interest Income	$9,497	$9,738	$27,946	$28,460
Provision for Loan Losses	250	500	741	1,308
Non-interest Income	2,233	2,410	6,803	6,718
Non-interest Expense	8,335	8,534	24,941	25,691
Income Taxes	945	1,033	2,799	2,625
Net Income	2,200	2,081	6,268	5,554
Preferred Stock Dividend	594	697	1,854	2,021
Net Income Available to Common Shareholders	1,606	1,384	4,464	3,533

	QUARTER ENDED		YEAR-TO-DATE
PER COMMON SHARE SUMMARY	09/30/15	09/30/14	09/30/15	09/30/14
Common Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Basic Shares	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares	8,466,285	8,439,258	8,449,057	8,439,258
Earnings Per Basic Share (b)	$0.19	$0.16	$0.52	$0.42
Earnings Per Diluted Share (b)	$0.19	$0.16	$0.52	$0.42
Common Book Value Per Share	$9.23	$8.09	$9.23	$8.09
Tangible Common Book Value Per Share	$9.22	$8.07	$9.22	$8.07

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	09/30/15	09/30/14	09/30/15	09/30/14
Net Interest Margin (a)	3.58%	3.73%	3.48%	3.60%
Return on Average Assets (b)	0.57%	0.49%	0.51%	0.42%
Return on Average Total Equity (b)	6.28%	5.78%	5.77%	5.02%
Efficiency (c)	70.85%	70.08%	71.61%	72.85%

(1) Annualized
(a) Computed using fully taxable-equivalent net income
(b) Computed using net income available to shareholders
(c) Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding security gains/losses.

	QUARTER ENDED
ENDING BALANCES	09/30/15	09/30/14
Total Assets	$1,127,320	$1,114,414
Loans, Net of Reserves	755,447	733,139
Allowance for Loan Losses	8,402	9,788
Intangible Assets	125	161
Deposits	958,034	941,200
Common Shareholders' Equity	77,907	68,272
Common Equity to Total Assets	6.91%	6.13%
Total Equity	101,074	96,272
Total Equity to Total Assets	8.97%	8.64%

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	09/30/15	09/30/14	09/30/15	09/30/14
Total Assets	$1,135,920	$1,118,848	$1,145,711	$1,126,625
Loans, Net of Reserves	753,340	728,146	745,609	728,570
Deposits	965,300	946,255	974,693	958,728
Common Shareholders' Equity	76,043	67,806	74,478	65,773
Total Equity	102,328	95,806	101,911	93,773

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	09/30/15	09/30/14	09/30/15	09/30/14
Nonperforming Loans	$13,567	$13,178	$13,567	$13,178
Nonperforming Assets	24,565	24,011	24,565	24,011
Substandard Assets	43,021	43,494	43,021	43,494
Net Loan Chg-offs (Recoveries)	328	1,182	1,141	3,326
Reserve for Loan Loss to Total Loans	1.10%	1.32%	1.10%	1.32%
Reserve for Loan Loss to Non- performing Loans	61.93%	74.28%	61.93%	74.28%
Reserve for Loan Loss to Non- performing Assets	34.20%	40.76%	34.20%	40.76%
Net Loan Chg-offs (Recoveries) to Avg. Total Loans	0.04%	0.16%	0.15%	0.45%
Nonperforming Loans to Total Loans	1.78%	1.77%	1.78%	1.77%
Nonperforming Assets to Total Assets	2.18%	2.15%	2.18%	2.15%
Nonperforming Assets to Total Loans And Other Real Estate	3.17%	3.18%	3.17%	3.18%
Substandard Assets to Tier One Capital and Allowance for Loan Losses	31.73%	30.23%	31.73%	30.23%

Quarterly Comparative Data (in thousands, except per share data)
	3Q2015	2Q2015	1Q2015	4Q2014	3Q2014
Assets	$1,127,320	$1,139,050	$1,156,711	$1,146,898	$1,114,414
Loans	755,447	751,210	744,866	736,930	733,139
Deposits	958,034	968,634	985,856	979,304	941,200
Common Shareholders' Equity	77,907	74,658	74,363	71,027	68,272
Total Equity	101,074	102,658	102,363	99,027	96,272
Net Income	2,200	2,185	1,883	1,978	2,081
Net Income Available to Common Shareholders	1,606	1,555	1,253	1,310	1,384
Net Income Per Share	0.19	0.18	0.15	0.16	0.16

Key Performance Ratios	3Q2015	2Q2015	1Q2015	4Q2014	3Q2014
Return on Average Assets (1)	0.57%	0.54%	0.44%	0.46%	0.49%
Return on Average Total Equity (1)	6.28%	6.05%	4.98%	5.37%	5.78%
Common Equity to Total Assets	6.91%	6.55%	6.43%	6.18%	6.13%
Total Equity to Total Assets	8.97%	9.01%	8.85%	8.62%	8.64%
Net Interest Margin	3.58%	3.44%	3.43%	3.59%	3.73%
(1) Computed using net income available to shareholders

Consolidated Balance Sheets Colony Bankcorp, Inc.
(in thousands)

	Sept. 30, 2015	Dec. 31, 2014	Sept. 30, 2014
	(unaudited)	(audited)	(unaudited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$17,137	$24,473	$17,120
Federal Funds Sold	--	20,132	6,712
	17,137	44,605	23,832
Interest-Bearing Deposits	15,996	21,206	10,682
Investment Securities
Available for Sale, at Fair Value	271,611	274,594	273,547
Held for Maturity, at Cost (Fair Value of $28, $30 and $32 as of Sept. 30, 2015, Dec. 31, 2014, and Sept. 30, 2014, Respectively)	28	30	33
	271,639	274,624	273,580
Federal Home Loan Bank Stock, at Cost	2,731	2,831	2,831
Loans	764,204	746,094	743,281
Allowance for Loan Losses	(8,402)	(8,802)	(9,788)
Unearned Interest and Fees	(355)	(362)	(354)
	755,447	736,930	733,139
Premises and Equipment	24,460	24,960	24,976
Other Real Estate	10,998	10,402	10,833
Other Intangible Assets	125	152	161
Other Assets	28,787	31,188	34,380
Total Assets	$1,127,320	$1,146,898	$1,114,414

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-Bearing	$125,793	$128,340	$116,131
Interest-Bearing	832,241	850,963	825,069
	958,034	979,303	941,200
Borrowed Money	24,229	24,229	24,229
Subordinated Debentures	40,000	40,000	40,000
Other Borrowed Money	64,229	64,229	64,229

Other Liabilities	3,983	4,339	12,713

Stockholders' Equity
Preferred Stock, Stated Value $1,000 a Share; Authorized 10,000,000 Shares, Issued 23,167 Shares as of Sept. 30, 2015 and 28,000 Shares as of Dec. 31, 2014 and Sept. 30, 2014	23,167	28,000	28,000
Common Stock, Par Value $1 a share; Authorized 20,000,000 Shares, Issued 8,439,258 Shares as of Sept. 30, 2015, Dec. 31, 2014 and Sept. 30, 2014, Respectively	8,439	8,439	8,439
Paid in Capital	29,145	29,145	29,145
Retained Earnings	42,703	38,288	36,978
Accumulated Other Comprehensive Loss, Net of Tax	(2,380)	(4,845)	(6,290)
	101,074	99,027	96,272
Total Liabilities and Stockholders' Equity	$1,127,320	$1,146,898	$1,114,414

Consolidated Statements of Income Colony Bankcorp, Inc.
(in thousands except per share data)

	Quarter		Year-to-Date
	Three Months Ended		Nine Months Ended
	09/30/15	09/30/14	09/30/15	09/30/14
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income
Loans, Including Fees	$9,981	$10,170	$29,563	$29,815
Federal Funds Sold	--	6	15	23
Deposits with Other Banks	17	9	58	32
Investment Securities
U. S. Government Agencies	1,060	1,165	2,108	3,574
State, County and Municipal	28	24	78	75
Dividends on Other Investments	31	26	91	85
	11,117	11,400	32,913	33,604
Interest Expense
Deposits	1,210	1,260	3,648	3,869
Borrowed Money	410	402	1,319	1,275
	1,620	1,662	4,967	5,144
Net Interest Income	9,497	9,738	27,946	28,460
Provision for Loan Losses	250	500	741	1,308
Net Interest Income After Provision for Loan Losses	9,247	9,238	27,205	27,152

Noninterest Income
Service Charges on Deposits	1,133	1,250	3,184	3,433
Other Service Charges, Commissions and Fees	661	603	1,963	1,778
Mortgage Fee Income	138	130	385	311
Securities Gains (Losses)	9	--	12	1
Other	292	427	1,259	1,195
	2,233	2,410	6,803	6,718
Noninterest Expense
Salaries and Employee Benefits	4,395	4,432	13,270	13,149
Occupancy and Equipment	1,026	1,049	3,036	3,069
Other	2,914	3,053	8,635	9,473
	8,335	8,534	24,941	25,691

Income Before Income Taxes	3,145	3,114	9,067	8,179
Income Taxes	945	1,033	2,799	2,625
Net Income	2,200	2,081	6,268	5,554

Preferred Stock Dividends	594	697	1,854	2,021

Net Income Available to Common Shareholders	$1,606	$1,384	$4,414	$3,533
Net Income Per Share of Common Stock
Basic	$0.19	$0.16	$0.52	$0.42
Diluted	$0.19	$0.16	$0.52	$0.42
Weighted Average Basic Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares Outstanding	8,466,285	8,439,258	8,449,057	8,439,258

CONTACT: Terry L. Hester
         Chief Financial Officer
         (229) 426-6000 (Ext 6002)